Exhibit 23.1
CONSENT OF ERNST & YOUNG, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-84247, 33-33983, 33-29672, 33-63489, 333-24229, 333-45391, 333-45395, 333-67537, 333-90807, 333-77279, 333-75163, 333-82387, 333-96255, 333-33188, 333-34154, 333-36526, 333-38134, 333-39422, 333-42408, 333-46220, 333-49696, 333-57366, 333-58238, 333-58288, 333-59518, 333-59522, 333-59530, 333-63330, 333-115625, 333-124805, 333-135178, 333-135177, 333-143932, 333-125914, and 333-141905; and Form S-3 Nos. 333-132865, 33-20117, 33-54220, 33-58964, and 33-56107) of Intel Corporation of our reports dated February 19, 2008, with respect to the consolidated financial statements and schedule of Intel Corporation, and the effectiveness of internal control over financial reporting of Intel Corporation, included in this Annual Report (Form 10-K) for the year ended December 29, 2007.

/s/ Ernst & Young LLP

San Jose, California
February 19, 2008